UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 1 to Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	38-3922937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Shares	NYSE American LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259011

Securities to be registered pursuant to Section 12(g) of the Act: None

Amendment No. 1 to Form 8-A

The undersigned Registrant hereby amends its Registration Statement on Form 8-A dated April 28, 2022 as set forth herein.

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common shares of 1847 Holdings LLC (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-259011) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2021, and as amended on January 31, 2022, April 6, 2022, April 25, 2022, April 26, 2022, May 2, 2022, May 17, 2022, June 27, 2022 and July 12, 2022 (as amended from time to time, the “Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 20, 2022	1847 HOLDINGS LLC

	By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer